                                                                     EXHIBIT 4.5

                              CONSENT AND AGREEMENT


                  This CONSENT AND AGREEMENT, dated as of December 12, 2001 (this "Consent and Agreement"), is among El Paso Merchant Energy, L.P., a limited partnership organized and existing under the laws of the State of Delaware (the "Consenting Party"), Cedar Brakes II, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware (the "Issuer"), and Bankers Trust Company, a New York banking corporation, in its capacity as trustee (together with its successors in such capacity, the "Trustee") pursuant to the terms of the Indenture, dated as of December 12, 2001, between the Issuer and the Trustee (the "Indenture").

                  The parties hereto hereby agree as follows, anything in the Assigned Agreements (as defined below) to the contrary notwithstanding:

                  1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

                  2. Consent to Assignment. The Consenting Party hereby acknowledges notice of and irrevocably consents to the collateral assignment by the Issuer to the Trustee, for the benefit of the Holders, of all of the Issuer's right, title, and interest in, to, and under (a) the Power Purchase Agreement, dated October 1, 2001, between the Consenting Party and the Issuer, as amended on November 26, 2001 (the "EPM Power Purchase Agreement"), and (b) the Administrative Services Agreement, dated as of December 12, 2001, between the Consenting Party and the Issuer (each such agreement as it may be amended, supplemented, or otherwise modified from time to time, an "Assigned Agreement" and, collectively, the "Assigned Agreements"), and any transfer or subsequent transfer of any Assigned Agreement by the Trustee or any assignee or transferee of the Trustee in accordance with the terms and conditions hereof. The Consenting Party agrees that the definition of "Financier" contained in the EPM Power Purchase Agreement shall be deemed to include the Trustee and each Holder.

                  3. Payments to Trustee. The Consenting Party and the Issuer hereby agree that all payments to be made by the Consenting Party to the Issuer under the Assigned Agreements shall be made in immediately available funds, directly to the Trustee for deposit in accordance with Section 502 of the Indenture, without offset, abatement, withholding, or reduction except as may be authorized by the Assigned Agreements.

                  4. Rights upon Event of Default.

                  (a) After the occurrence and during the continuation of an Event of Default under the Indenture, the Trustee or its assignee or designee (including any purchaser or transferee) shall be entitled, in the place and stead of the Issuer, to exercise any and all rights of the Issuer under the Assigned Agreements in accordance with the terms of the Assigned Agreements. Without limiting the generality of the foregoing, the Trustee or its assignee or designee (including any purchaser or transferee) shall have the full right and power to enforce directly against the Consenting Party all obligations of the Consenting Party under the Assigned Agreements and otherwise to exercise all remedies thereunder.

                  (b) The Trustee shall have the right, but not the obligation, to pay all sums due under any Assigned Agreement and to perform any other act, duty, or obligation required of the Issuer thereunder or to cure any default of the Issuer thereunder at any time. Nothing herein shall require the Trustee to cure any default of the Issuer under an Assigned Agreement or (unless the Trustee has succeeded to the Issuer's interests under such Assigned Agreement) to perform any act, duty, or obligation of the Issuer under an Assigned Agreement, but shall only give the Trustee the option to do so.

                  (c) In the event of a foreclosure or other exercise of remedies under the Security Documents or any sale thereunder by the Trustee, whether by judicial proceeding or under any power of sale contained therein, or any conveyance from the Issuer to the Trustee in lieu thereof, the Trustee may assign each Assigned Agreement to any entity. The Trustee shall give prompt notice to the Consenting Party of the transferee or assignee of an Assigned Agreement. Any such exercise of remedies in accordance with this subsection (c) shall not constitute a default under the Assigned Agreements.

                  5. Right to Cure.

                  (a) The Consenting Party agrees that, notwithstanding any right it may have under an Assigned Agreement, at law, in equity, or otherwise, it shall not take any action to terminate or suspend such Assigned Agreement (i) except as expressly provided in such Assigned Agreement and (ii) unless, following any applicable cure period in such Assigned Agreement and the provision of notice to the Trustee pursuant to Section 7 hereof, the Consenting Party shall have given the Trustee at least 60 days' (or 30 days', in the case of a payment default) prior written notice of its intent to terminate or suspend such Assigned Agreement, specifying the condition giving rise to such right of termination or suspension, and the Trustee shall not within such period have cured or caused to be cured the condition giving rise to the right of termination or suspension; provided, that if the Trustee shall have commenced foreclosure or other proceedings with respect to the Collateral and is diligently pursuing a cure, the Trustee shall have a further period of 60 days in which to effect such cure. Provided it is receiving payments when due under an Assigned Agreement, the Consenting Party shall continue performance under such Assigned Agreement until the lapse of the cure period, whereupon the Consenting Party may exercise all rights and remedies available to it under such Assigned Agreement or at law.

                  (b) If the Trustee or any designee or assignee (including any purchaser or transferee), pursuant to an exercise of remedies by the Trustee, shall acquire title to or control of the Collateral and shall cure all defaults under an Assigned Agreement that are able to be cured by such Person, then any default of the Issuer that is not able to be cured by such Person shall no longer be deemed to be a default under such Assigned Agreement.

                  6. Further Rights of the Trustee.

                  (a) In the event that the Trustee, or any designee or assignee thereof, notifies the Consenting Party that it has succeeded to the Issuer's interest under an Assigned Agreement, whether by foreclosure or otherwise, such Person shall assume liability for the Issuer's obligations under such Assigned Agreement, but such liability shall not include any liability for, nor shall such Person be subject to any defense against or offset from, claims of the Consenting Party against the Issuer arising from the Issuer's failure to perform during the period prior to such Person's succession to the Issuer's interest in and under such Assigned Agreement.

                  (b) Upon the exercise by the Trustee of any of the remedies set forth in the Security Documents, the Trustee may assign its rights and interests hereunder and, on behalf of the Issuer, the rights and interests of the Issuer under an Assigned Agreement to any permitted purchaser or transferee if such purchaser or transferee shall assume all of the obligations of the Issuer under such Assigned Agreement. Following such assignment and assumption, the Trustee shall not have any obligations or liabilities under the Assigned Agreement.

                  (c) In the event that an Assigned Agreement is terminated or rejected in connection with the bankruptcy or similar event with respect to the Issuer, at the request of the Trustee, the Consenting Party will execute and deliver to the Trustee or its designee a new agreement for the balance of the remaining term under the original Assigned Agreement containing the same conditions, agreements, terms, provisions, and limitations as the original Assigned Agreement. References in this Consent and Agreement to an "Assigned Agreement" shall be deemed also to refer to the new Assigned Agreement.

                  7. Further Agreements. The Consenting Party agrees to deliver to the Trustee, concurrently with delivery thereof to the Issuer, a copy of each
(a) notice of default given by the Consenting Party under any Assigned Agreement, together with a description of the action that the Consenting Party has taken or proposes to take with respect thereto, (b) notice of force majeure event given by the Consenting Party under the EPM Power Purchase Agreement, and
(c) notice of termination given by the Consenting Party under any Assigned Agreement.

                  8. Representations. The Consenting Party hereby represents and warrants to the Trustee as follows.

                  (a) The Consenting Party is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware and is in good standing in all jurisdictions where necessary in light of its business or properties and has all requisite power and authority to conduct its business, to own its properties, and to execute and deliver, and perform its obligations under, this Consent and Agreement and the Assigned Agreements.

                  (b) The execution, delivery, and performance by the Consenting Party of this Consent and Agreement and the Assigned Agreements have been duly authorized by all necessary limited partnership action and do not and will not
(i) require any consent or approval of its board of directors, shareholders, partners or any other Person that has not been obtained, (ii) violate any provision of its certificate of limited partnership or limited partnership agreement, or any law, rule, regulation, order, writ, judgment, injunction, decree, or award having applicability to it, the violation of which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under the Assigned Agreements or this Consent and Agreement, or (iii) result in a breach of or constitute a default under any agreement relating to the management of its affairs or any indenture or loan or credit agreement or other agreement, lease, or instrument to which it is a party or by which it or its properties may be bound or affected, the breach of which could reasonably be expected to have a material adverse effect on the Consenting Party's ability to perform its obligations under the Assigned Agreements or this Consent and Agreement.

                  (c) Each of the Assigned Agreements and this Consent and Agreement has been duly executed and delivered and is in full force and effect and constitutes the legal, valid, and binding obligation of the Consenting Party enforceable in accordance with its terms except as the enforceability thereof may be limited by general principles of equity and by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally. The Consenting Party has not assigned, transferred or pledged either Assigned Agreement or any interest therein or consented to any such assignment, transfer, or pledge, except as described herein.

                  (d) No consent, license, approval, or authorization of, or other action by, or any notice or filing with, any court or administrative or governmental body or any other Person is necessary in connection with the execution, delivery, and performance by the Consenting Party of the Assigned Agreements or this Consent and Agreement, other than those that have been duly obtained and that are in full force and effect. The Consenting Party has obtained all permits, licenses, approvals, consents, and exemptions with respect to the performance of its obligations under the Assigned Agreements and this Consent and Agreement required by applicable law.

                  (e) There is no pending or, to the Consenting Party's knowledge, threatened, action or proceeding affecting the Consenting Party before any court, governmental agency, regulatory body, or arbitrator that could affect its ability to perform its obligations under, or that purports to affect the legality, validity, or enforceability of, this Consent and Agreement or the Assigned Agreements.

                  (f) To the Consenting Party's knowledge, there exists no event or condition that constitutes a default, or that would, with the giving of notice or lapse of time, or both, constitute a default, under the Assigned Agreements.

                  (g) The Consenting Party has duly performed, complied with, and fulfilled all covenants, agreements, and conditions contained in each Assigned Agreement required to be performed or complied with by it on or before the date hereof, and each Assigned Agreement, as of the date hereof, is in full force and effect and has not been amended (except, with respect to the EPM Power Purchase Agreement, as described in Section 2 hereof), and none of the Issuer's rights under the Assigned Agreements have been waived.

                  (h) The representations and warranties of the Consenting Party contained in the Assigned Agreements are true and correct on the date hereof with the same effect as if made on and as of the date hereof.

                  9. Amendments to Assigned Agreements. The Consenting Party acknowledges that there are no amendments, supplements, or modifications to the Assigned Agreements (except, with respect to the EPM Power Purchase Agreement, as described in Section 2 hereof). The Consenting Party and the Issuer agree that they will not, without the prior written consent of the Trustee, amend, supplement, or otherwise modify the Assigned Agreements (as in effect on the date hereof).

                  10. Miscellaneous.

                  (a) This Consent and Agreement shall be binding upon the successors and permitted assigns of the Consenting Party and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                  (b) THIS CONSENT AND AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  (c) Any provision of this Consent and Agreement that is invalid or prohibited in any jurisdiction shall, as to such jurisdiction, be ineffective and severable from the rest of this Consent and Agreement to the extent of such invalidity or prohibition, without impairing or affecting in any way the validity of any other provision of this Consent and Agreement or of such provision in other jurisdictions. The parties agree to replace any provision that is ineffective by operation of this Section 10(c) with an effective provision that as closely as possible corresponds to the spirit and purpose of such ineffective provision and this Consent and Agreement as a whole. (d) No amendment or waiver of any provision of this Consent and Agreement, or consent to any departure by the Consenting Party therefrom, shall be effective unless it is in writing and signed by the parties hereto. A waiver or consent granted pursuant to this Section 10(d) shall be effective only in the specific instance and for the specific purpose for which it is given.

                  (e) This Consent and Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                  (f) The Consenting Party and the Issuer agree that service of all writs, process, and summons in any suit, action, or proceeding brought in connection with this Consent and Agreement, or with respect to its property and assets, in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City may be made upon CT Corporation System at 111 Eighth Avenue, 13th Floor, New York, NY 10011, whom the Issuer and the Consenting Party appoint as their authorized agent for service of process. The Issuer and the Consenting Party represent and warrant with respect to themselves that CT Corporation System has agreed to act as the Issuer's or the Consenting Party's, as the case may be, agent for service of process. The Issuer and the Consenting Party agree that such appointment shall be irrevocable so long as any of the Bonds remain outstanding or until the irrevocable appointment by the Issuer or the Consenting Party, as the case may be, of a successor in New York City as its authorized agent for such purpose and the acceptance (on terms reasonably satisfactory to the Trustee) of such appointment by such successor. The Issuer and the Consenting Party further agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the Issuer's or the Consenting Party's, as the case may be, agent for service of process, the Issuer or the Consenting Party, as applicable, shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, City of New York, service of process upon CT Corporation System, as the authorized agent of the Issuer and the Consenting Party for service of process, and written notice of such service to the Issuer and the Consenting Party, shall be deemed in every respect effective service of process upon the Issuer and the Consenting Party.

           [The remainder of this page was left blank intentionally.]

                  IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Consent and Agreement to be executed and acknowledged by their respective officers or representatives hereunto duly authorized, on the date first above written.

                             EL PASO MERCHANT ENERGY, L.P.



                             By /s/ Andrew C. Kidd
                                ------------------------------------------------
                             Name:  Andrew C. Kidd
                             Title: Vice President and Associate General Counsel



                             CEDAR BRAKES II, L.L.C.



                             By /s/ John L. Harrison
                                ------------------------------------------------
                             Name:  John L. Harrison
                             Title: Senior Vice President and Chief Financial
                                    Officer



                             BANKERS TRUST COMPANY,
                             as Trustee



                             By /s/ Daniel G. Ulrich
                                ------------------------------------------------
                                Name:  Daniel G. Ulrich
                                Title: Vice President